EXHIBIT 99.1


                                                                  [COMPANY LOGO]

FOR IMMEDIATE RELEASE


             MICROTEK MEDICAL HOLDINGS ANNOUNCES FOURTH QUARTER AND
                                FULL YEAR RESULTS

       FY 2004 NET REVENUES INCREASE 28% OVER PRIOR YEAR TO $126.6 MILLION FY 2004 EARNINGS APPROXIMATE $9.9 MILLION, OR $0.22 PER DILUTED SHARE

               RELEASES REVENUE AND EARNINGS FORECASTS FOR FY 2005

ALPHARETTA,  GA, February 25, 2005 - Microtek Medical  Holdings,  Inc.  (Nasdaq:
MTMD), a leading manufacturer and marketer of infection control products, fluid control products and safety products to healthcare professionals, today announced results for the fourth quarter and year ended December 31, 2004.

"We are increasingly proud of our performance this year, particularly the growth in our organic healthcare revenues, our improved operating profitability and the contributions from our recently acquired businesses," said Dan R. Lee, the Company's President and CEO. "Our sales and marketing infrastructure is in place and is delivering results. Our net revenues increased 28 percent year over year. Our income from operations, excluding the effect of disposition gains in each year, increased 25 percent year over year. Our cash flow from operations for 2004 was approximately $12 million, and we ended the year with cash and equivalents of $9 million and reduced debt by more than $3 million, net of financing our recent acquisitions."

Highlights from the fourth quarter and full year of 2004 include:

     o Fourth quarter net revenues increased 25.2 percent to $33.1 million, compared to the fourth quarter of 2003;
     o Full year 2004 net revenues increased 28.3 percent over 2003 to $126.6 million;
     o Organic healthcare revenues grew 5.8 percent in fourth quarter of 2004 over the prior year quarter and 10.7 percent for the full year;
     o Net income for the fourth quarter was $4.3 million, or $0.10 per diluted share, including foreign currency exchange gains of $557 thousand, net of income taxes of $293 thousand, and non-cash deferred income tax benefits of $1.7 million;
     o Net income for the full year 2004 was $9.9 million, or $0.22 per diluted share, including the previously mentioned foreign currency exchange gains and non-cash deferred income tax benefits and gains on the sale of certain property and equipment in the third quarter of 2004 of $215 thousand.

FOURTH QUARTER AND FULL YEAR RESULTS

Fourth quarter 2004 net revenues were $33.1 million, an increase of $6.7 million or 25.2 percent over the fourth quarter of 2003. The Company's healthcare revenues, including revenues attributable to recent acquisitions, totaled $31.5 million for the fourth quarter of 2004, an increase of 24.4 percent over the 2003 quarter. For the full year 2004, net revenues, including acquisitions, increased by 28.3 percent over 2003 to $126.6 million. Healthcare revenues, including acquisitions, increased 27.9 percent over 2003 to $119.2 million, compared to $93.1 million in 2003.

Mr. Lee explained, "During the 2004 quarter as compared to the 2003 quarter, the Company's domestic healthcare revenues grew 8 percent to $24.1 million as a result of a 7 percent increase in our domestic branded hospital revenues and a 9 percent increase in our domestic OEM revenues. The Plasco acquisition, continued growth in our CleanOp product sales and increased sales to private label customers were the primary contributing factors to this growth. The Company's international revenues for the 2004 quarter, including revenues from the acquisition of IMP earlier in the year, demonstrated an impressive 146 percent increase to $7.4 million. Excluding IMP revenues, international revenues for the fourth quarter of 2004 increased by 25 percent."

Mr. Lee continued, "For the full year, domestic healthcare revenues increased by $16.0 million, or 20 percent, as a result of 20 percent increases in both our domestic branded and OEM revenues. Excluding the impact of recent acquisitions, domestic healthcare revenues increased by 10 percent. On the international front, full year 2004 revenues increased over 2003 by $10 million or 75 percent, including $7.9 million in IMP revenues. Excluding IMP, international revenues posted a 16 percent increase to $15.5 million."

Gross profit for the fourth quarter of 2004 was $13.3 million, or 40.0 percent of net revenues, versus $10.8 million, or 40.9 percent of net revenues, for the fourth quarter of 2003. For the full year, gross profit was $49.6 million, or
39.2 percent of net revenues, compared to $39.2 million or 39.7 percent of net revenues in 2003.

Selling, general and administrative ("SG&A") expenses for the fourth quarter of 2004 were $10.5 million, or 31.7 percent of net revenues, as compared to $8.7 million, or 32.8 percent of net revenues in the fourth quarter of 2003. For the full year 2004, SG&A expenses were $39.5 million, or 31.2 percent of net revenues, versus $31.3 million, or 31.7 percent, of net revenues in 2003.

Income from operations for the fourth quarter and full year 2004 was $2.2 million and $8.4 million, respectively, as compared to $1.8 million in the fourth quarter of 2003 and $7.6 million for the full year 2003. Excluding gains on dispositions of property and equipment in 2004 and 2003 of $215 thousand and $982 thousand, respectively, the Company's income from operations for the full year 2004 increased by $1.6 million or 25.1 percent over the full year 2003.

Net income for the 2004 fourth quarter was $4.3 million, or $0.10 per diluted share, including deferred income tax benefits of $1.7 million and foreign currency exchange gains of $557 thousand, net of income taxes of $293 thousand. In the fourth quarter of 2003, net income, including $3.9 million in deferred income tax benefits, was $5.7 million, or $0.13 per diluted share. Excluding non-cash deferred income tax benefits and foreign currency exchange gains in the respective quarters, the Company's net income for the fourth quarter of 2004 increased by 18.7 percent over the 2003 quarter.

For the full year 2004, the Company earned $9.9 million, or $0.22 per diluted share, including non-cash deferred income tax benefits of $1.7 million, disposition gains of $215 thousand, and the previously mentioned foreign currency exchange gains. By comparison, net income for 2003 was $16.0 million, or $0.37 per diluted share, and included $8.8 million in non-cash deferred income tax benefits and disposition gains of $982 thousand. Excluding non-cash deferred income tax benefits, disposition gains and foreign currency exchange gains in the respective years, net income for 2004 increased 19.7 percent over 2003.

At December 31, 2004, the Company's cash and investments approximated $9.0 million and its borrowings under its credit facility were $4.5 million, as compared to cash and investments of $9.5 million and credit facility borrowings of $7.2 million at December 31, 2003. The Company's cash flows from operating activities in 2004 of approximately $12 million enabled the financing of the IMP acquisition and the Company's other capital needs while improving the Company's net cash position (which is defined as cash and investments less the Company's credit facility borrowings) by $2.2 million.

Mr. Lee concluded, "Based on our initiatives for 2005 and excluding the effect of any possible future acquisitions, we believe that our revenues for 2005 will be in the range of $137 million to $142 million, and we believe our earnings will be in the range of $0.23 to $0.25 per diluted share, excluding the impact of any future deferred income tax benefits. Our forecasted earnings for 2005 of $0.23 to $0.25 per diluted share compares favorably to earnings of $0.185 in 2004, excluding the $1.7 million in deferred income tax benefits. During 2005, we are looking for gross margin and operating income improvements by improving our leverage through increasing our net revenues, all of which equates to stronger earnings. As we have mentioned previously, we continue to seek attractive acquisition candidates which complement our core manufacturing, distribution and sales and marketing competencies. During 2005, we hope to strengthen Microtek's position as a leading supplier of high quality infection control products to hospitals and outpatient facilities both domestically and abroad."

CONFERENCE CALL: The Company invites its shareholders and other interested parties to join its conference call which will be conducted by Dan R. Lee, President and Chief Executive Officer, and Jerry Wilson, Chief Financial Officer, at 10:00 a.m. Eastern Time on Friday, February 25, 2005. This conference call will be accessible to the public by calling 1-877-407-9210 (U.S.), Reference: Microtek Medical. International callers dial 1-201-689-8049. Callers should dial in approximately 10 minutes before the call begins. To access the live broadcast of the call over the Internet, go to Investor Relations page at www.MicrotekMed.com.

A conference call replay will be available through 11:59 p.m. Eastern Time on March 4, 2005 and can be accessed by calling 1-877-660-6853 (U.S.) or 1-201-612-7415 (international); for both reference conference call account #1628, Conference ID #135956.

ACTUAL RESULTS COULD DIFFER FROM FORWARD-LOOKING STATEMENTS: This Press Release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, the Company's forecasted revenues and forecasted earnings for 2005, the Company's statement that it is looking for gross margin and operating margin improvements by improving its leverage through increasing its net revenues, the Company's ability to consummate acquisitions which complement the Company's core competencies, and the Company's plan to strengthen its position as a leading supplier of high quality infection control products to hospitals and out-patient facilities both domestically and abroad. Such statements are subject to certain factors, risks and uncertainties that may cause actual results, events and performance to differ from those referred to in such statements. These risks include, without limitation, those identified in Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, including, without limitation, the risks described in Risk Factors under the captions "-Reliance upon Microtek", "-History of Net Losses", "-Competition", "-Product Liability", "-Stock Price Volatility", "-Dependence on Key Personnel", "-Anti-takeover Provisions", "-Low Barriers to Entry for Competitive Products", "-Potential Erosion of Profit Margins", "-Risks of Completing Acquisitions", "-Risks of Successfully Integrating Acquisitions", "-Small Sales and Marketing Force", "-Reliance upon Distributors", "-Reliance Upon Large Customers", "-Microtek Regulatory Risks", "-Risks of Obsolescence", "-Reduced OREX Market Potential", " OREX Commercialization Risks", "-OREX Manufacturing and Supply Risks", "-Risks Affecting Protection of Technology", "-Risks of Technological Obsolescence" and "-OTI Regulatory Risks". We do not undertake to update our forward-looking statements to reflect future events or circumstances.

ABOUT MICROTEK: The Company, a market leader in the healthcare industry, develops, manufactures and sells infection control products, fluid control products and safety products to healthcare professionals for use in environments such as operating rooms and outpatient surgical centers.

FOR MORE INFORMATION, PLEASE CALL (800) 476-5973
Dan R. Lee, President & CEO
Jerry Wilson, CFO
John Mills, Investor Relations
InvestorRelations@MicrotekMed.com
                                -TABLES FOLLOW -


                         MICROTEK MEDICAL HOLDINGS, INC.
                         UNAUDITED FINANCIAL HIGHLIGHTS
(In thousands, except for per share data)                 THREE MONTHS ENDED                             YEAR ENDED
                                                              DECEMBER 31                               DECEMBER 31
                                               ------------------------------------------    -----------------------------------
                                                      2004                   2003                 2004               2003
                                               --------------------    ------------------    ---------------    ----------------
Net revenues                                      $         33,143        $       26,462       $    126,581       $      98,664
Gross profit                                                13,260                10,828             49,564              39,216
Operating expenses:
      Selling, general and administrative                   10,505                 8,670             39,483              31,261
      Research and development                                 236                   227              1,048                 940
      Amortization of intangibles                              344                   113                809                 440
                                               --------------------    ------------------    ---------------    ----------------
         Total operating expenses                           11,085                 9,010             41,340              32,641
                                               --------------------    ------------------    ---------------    ----------------
Gain on dispositions                                             -                     -                215                 982
                                               --------------------    ------------------    ---------------    ----------------

Income from operations                                       2,175                 1,818              8,439               7,557
Interest expense, net                                          (71)                  (45)              (265)               (179)
Foreign currency exchange gain                                 850                     -                850                   -
Other income, net                                               25                    56                133                 135
                                               --------------------    ------------------    ---------------    ----------------
      Income before income taxes                             2,979                 1,829              9,157               7,513

Income taxes:
    Current tax expense                                       (348)                  (81)              (926)               (300)
    Deferred tax benefit                                     1,690                 3,930              1,690               8,810
                                               --------------------    ------------------    ---------------    ----------------
           Total income tax benefit (expense)                1,342                 3,849                764               8,510
                                               --------------------    ------------------    ---------------    ----------------

      Net income                                  $          4,321        $        5,678       $      9,921       $      16,023
                                               ====================    ==================    ===============    ================
Net income per share - basic                      $           0.10        $         0.13       $       0.23       $        0.38
                                               ====================    ==================    ===============    ================
Net income per share - diluted                    $           0.10        $         0.13       $       0.22       $        0.37
                                               ====================    ==================    ===============    ================

Weighted average shares outstanding - basic                 43,165                42,490             43,005              42,206
                                               ====================    ==================    ===============    ================
Weighted average shares outstanding - diluted               44,459                44,016             44,500              43,251
                                               ====================    ==================    ===============    ================

BALANCE SHEET DATA:                             DECEMBER 31, 2004      DECEMBER 31, 2003
                                               --------------------    ------------------
Cash and cash equivalents                         $          8,964        $        9,462
Other current assets                                        55,366                54,749
                                               --------------------    ------------------
         Total current assets                               64,330                64,211
         Total assets                                      131,069               118,299
                                               ====================    ==================
Current liabilities                               $         15,511        $       11,691

Long term debt, net of current portion                       4,984                 8,056

Other liabilities                                            1,931                 2,008
                                               --------------------    ------------------
         Total liabilities                                  22,426                21,755
Shareholders' equity                                       108,643                96,544
                                               --------------------    ------------------
         Total liabilities and shareholders'
           equity                                 $        131,069        $      118,299
                                               ====================    ==================